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                                                                   EXHIBIT 10.24


                          LOAN AND SECURITY AGREEMENT


        THIS LOAN AND SECURITY AGREEMENT (this "Agreement") dated as of February 28, 2001, between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and (i) VISUAL NETWORKS, INC., a Delaware corporation ("Visual"), (ii) VISUAL NETWORKS OPERATIONS, INC., a Delaware corporation ("VNO"), (iii) VISUAL NETWORKS INVESTMENTS, INC., a California corporation ("VNI"), (iv) VISUAL NETWORKS TECHNOLOGIES, INC., a California corporation ("VNT"), (v) VISUAL NETWORKS OF TEXAS, L.P., a Texas limited partnership ("Visual Texas"), (vi) VISUAL NETWORKS INSURANCE, INC., a Vermont corporation ("Visual Insurance"), (vii) INVERSE NETWORK TECHNOLOGY, a California corporation ("INT"), and (viii) AVESTA TECHNOLOGIES, INC., a Delaware corporation ("Avesta") (hereinafter, Visual, VNO, VNI, VNT, Visual Texas, Visual Insurance, INT, and Avesta are referred to jointly, severally and collectively as the "Borrower" or "Borrowers" and Visual, as agent for each of Visual, VNO, VNI, VNT, Visual Texas, Visual Insurance, INT, and Avesta is sometimes referred to hereinafter in such capacity as the "Agent"), provides the terms on which Bank shall lend to Borrowers and Borrowers shall repay Bank. The parties agree as follows:

        1       AGENTED LOAN ARRANGEMENT; ACCOUNTING AND OTHER TERMS

        1.1 Designation of Agent. Each Borrower hereby designates Visual as the agent of that Borrower to discharge the duties and responsibilities of the Agent as provided herein.

        1.2 Operation of Agreement. (a) Except as otherwise provided in this Article, Credit Extensions hereunder shall be requested solely by the Agent as agent for each Borrower.

                (b) Confirmatory assignments of accounts and accounts receivable and remittances on accounts and accounts receivable of each Borrower shall be provided to the Bank or otherwise directed in accordance with the Bank's instructions given from time to time to the Agent.

                (c) Any Credit Extension which may be made by the Bank under this Agreement and which is directed to the Agent is received by the Agent in trust for that Borrower who is intended to receive such Credit Extension. The Agent shall distribute the proceeds of any such Credit Extensions solely to the Borrowers. Each Borrower shall be directly indebted to the Bank for each Credit Extension distributed to that Borrower by the Agent, together with all accrued interest thereon, as if that amount had been advanced directly by the Bank to that Borrower (whether or not the subject Credit Extension was based upon the accounts and/or inventory or other assets of the Borrower which actually received such distribution), in addition to which each Borrower shall be liable to the Bank for all Obligations under this Agreement.

                (d) The Bank shall have no responsibility to inquire as to the distribution of Credit Extensions made by the Bank through the Agent as described herein.

        1.3 CREDIT EXTENSIONS DIRECTLY TO BORROWER. (a) If, for any reason, and at any time during the term of the within Agreement,

                        (i) any Borrower, including the Agent, as agent for each Borrower, shall be unable to, or prohibited from carrying out the terms and conditions of the within Agreement (as determined by the Bank in the Bank's sole and absolute discretion); or

                        (ii) the Bank deems it inexpedient (in the Bank's sole and absolute discretion) to continue making Credit Extensions to or for the account of any particular Borrower, or to channel such loans and Credit Extensions through the Agent, then the Bank may make Credit Extensions directly to such


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        Borrower as the Bank determines to be expedient, which Credit Extensions may be made without regard to the procedures otherwise included in this
        Article 1.

                (b) In the event that the Bank determines to forgo the procedures included herein pursuant to which Credit Extensions are to be channeled through the Agent, then the Bank may designate one or more Borrower to fulfill the financial and other reporting requirements otherwise imposed herein upon the Agent.

                (c) Each Borrower shall remain liable to the Bank for the payment and performance of all Obligations (which payment and performance shall continue to be secured by all Collateral) notwithstanding any determination by the Bank to cease making Credit Extensions to or for the benefit of any Borrower.

        1.4 CONTINUATION OF AUTHORITY OF AGENT. The authority of the Agent to request Credit Extensions on behalf of, and to bind, each Borrower, shall continue unless and until the Bank acts as provided in Section 1.4, above, or the Bank actually receives:

                (a) written notice of: (i) the termination of such authority, and (ii) the subsequent appointment of a successor Agent, which notice is executed by the respective Presidents of each Borrower (other than the President of the Agent being replaced) then eligible for borrowing under this Agreement; and

                (b) written notice from the successor Agent (i) accepting such appointment; (ii) acknowledging that the removal and appointment has been effected by the respective Presidents of each Borrower eligible for borrowing under the within Agreement; and (iii) acknowledging that from and after the date of appointment, the newly appointed Agent shall be bound by the terms hereof, and that as used herein, the term "Agent" shall mean and include the newly appointed Agent.

        1.5 INDEMNIFICATION. The Agent and each Borrower respectively shall indemnify, defend, and save and hold the Bank harmless from and against any liabilities, claims, demands, expenses, or losses made against or suffered by the Bank on account of, or arising out of, this Agreement, the Bank's reliance upon Credit Extension requests made by the Agent, or any other action taken by the Bank hereunder or under any of the Bank's various agreements with the Agent and/or any Borrower and/or any other person arising under this Agreement, except for any liability, claim, demand, expense, or loss as to which a final judicial determination is made and from which no appeal is available (in a proceeding in which the Bank has had an opportunity to be heard) that the Bank had acted in a grossly negligent manner or in actual bad faith.

        1.6 ACCOUNTING AND OTHER TERMS. Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation" in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Section 13. This agreement shall be construed to impart upon Bank a duty to act in a commercially reasonable manner at all times.

        2       LOAN AND TERMS OF PAYMENT

        2.1 Credit Extensions. Borrowers shall pay Bank the unpaid principal amount of all Credit Extensions made by Bank to Agent or any Borrowers and interest on the unpaid principal amount of the Credit Extensions as and when due in accordance with this Agreement.

        2.1.1   Equipment Advances.

                (a) Through June 30, 2001 (the "Equipment Availability End Date"), Bank shall make advances ("Equipment Advance" and, collectively, "Equipment Advances") not exceeding the Committed Equipment Line. The Equipment Advances may only be used to purchase or refinance Eligible Equipment



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purchased within ninety (90) days (determined based upon the applicable invoice date of such equipment) of the requested Equipment Advance, and no Equipment Advances may exceed 100% of the equipment invoice for the Eligible Equipment, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Each Equipment Advance must be for a minimum of Twenty Five Thousand Dollars ($25,000.00). There shall be a maximum of six (6) Equipment Advances hereunder.

                (b) Interest accrues from the date of each Equipment Advance at the rate in Section 2.2(a) and is payable monthly. Equipment Advances outstanding on the Equipment Availability End Date are payable in equal monthly installments of principal, plus accrued interest, beginning on the Payment Date of each month following the Equipment Availability End Date and ending on the Equipment Maturity Date. Equipment Advances when repaid may not be reborrowed.

                (c) To obtain an Equipment Advance, Agent must notify Bank (the notice is irrevocable) by facsimile no later than 3:00 p.m. Eastern time one (1) Business Day before the day on which the Equipment Advance is to be made. The notice in the form of EXHIBIT B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed.

        2.2     Interest Rate; Payments.

                (a) Interest Rate. Advances accrue interest on the outstanding principal balance at a per annum rate equal to the aggregate of the Prime Rate plus two percent (2.0%) per annum. After an Event of Default, Obligations shall bear interest at five percent (5.0%) above the rate effective immediately before the Event of Default. The interest rate shall increase or decrease when the Prime Rate changes. Interest is computed on the basis of a 360 day year for the actual number of days elapsed.

                (b) Payments. Interest is payable on the Payment Date of each month. Bank may debit any Borrowers' deposit accounts including Account Number [__________] for principal and interest payments or any amounts Borrowers owe Bank. Bank shall notify Agent when it debits Borrowers' accounts. These debits are not a set-off. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.

        2.3     Fees. Borrowers shall pay to Bank:

                (a) Facility Fee. A fully earned, non-refundable facility fee of Five Thousand Dollars ($5,000.00) due on the Closing Date; and

                (b) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses incurred through and after the Closing Date) when due.

        3       CONDITIONS OF LOANS

        3.1 Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                (a)     this Agreement;

                (b) a certificate of the Secretary of each Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

                (c)     an Intellectual Property Security Agreement;



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                (d)     landlord's waivers for the Borrowers' offices at 2092
        and 2096 Gaither Road, Rockville, Maryland, provided, however, that in the event that the Borrowers seek any Credit Extension to purchase Equipment to be used in any other location, then the Borrowers shall be required to produce a relevant landlord's waiver in advance of and as a condition precedent to such Credit Extension;

                (e)     an opinion of Borrowers' counsel;

                (f)     financing statements (Forms UCC-1);

                (g)     evidence of insurance;

                (h) payment of the fees and Bank Expenses then due specified in Section 2.3 hereof;

                (i)     Certificate of Foreign Qualification (if applicable);

                (j) Certificate of Good Standing/Legal Existence for each Borrower; and

                (k) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

        3.2 Conditions Precedent to all Credit Extensions. Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

                (a)     timely receipt of any Payment/Advance Form; and

                (b) the representations and warranties in Section 5 shall be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension (except to the extent that such representations and warranties expressly relate to an earlier date) and no Event of Default shall have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is each Borrower's representation and warranty on that date that the representations and warranties in Section 5 remain true.

        4       CREATION OF SECURITY INTEREST

        4.1 Grant of Security Interest. Borrowers grant Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrowers' duties under the Loan Documents. Any security interest shall be a first priority security interest in the Collateral. Except as disclosed on the Schedule, no Borrower is a party to, nor is bound by, any license or other agreement that prohibits or otherwise restricts any Borrower from granting a security interest in Borrowers' interest in such license or agreement or any other property. Without prior notice to Bank, no Borrower shall enter into, or become bound by, any such license or agreement which is reasonably likely to have a material adverse impact on Borrowers' business or financial condition. Borrowers shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for such licenses or contract rights to be deemed "Collateral" and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future. If the Agreement is terminated, Bank's lien and security interest in the Collateral shall continue until Borrowers fully satisfies their Obligations. Upon termination of this Agreement and satisfaction of the Obligations, Bank shall release its security interest in all Collateral, and shall execute all documents and take actions reasonably requested by Agent in connection therewith.

        4.2 Concerning Revised Article 9 of the Uniform Commercial Code. In anticipation of the possible application, in one or more jurisdictions to the transactions contemplated hereby, of the revised Article 9 of the Uniform Commercial Code in the form or substantially in the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Law and contained in the 1999 Official Text of the



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Uniform Commercial Code ("Revised Article 9"), it is hereby agreed that applying the law of any jurisdiction in which Revised Article 9 is in effect, the Collateral is all assets of Borrowers, whether or not within the scope of Revised Article 9. The Collateral shall include, without limitation, the following categories of assets as defined in Revised Article 9: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables, and license fees), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned or hereafter acquired. If Borrowers shall at any time, whether or not Revised Article 9 is in effect in any particular jurisdiction, acquire a commercial tort claim, as defined in Revised Article 9, the Agent shall promptly notify the Bank in a writing signed by the Agent of the brief details thereof and grant to the Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Bank.

        5       REPRESENTATIONS AND WARRANTIES

        Borrowers represent and warrant that, except as set forth in the Disclosure Schedules attached hereto, the following statements are true and correct:

        5.1 Due Organization and Authorization. Borrowers and their Subsidiaries are duly existing and in good standing in their respective state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that each be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

        The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrowers' organizational documents, nor constitute an event of default under any material agreement by which any Borrower is bound. No Borrower is in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

        5.2 Collateral. Borrowers have good title to the Collateral, free of Liens except Permitted Liens. Borrowers are the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party.

        5.3 Litigation. There are no actions or proceedings pending or, to Borrowers' knowledge, threatened by or against any Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

        5.4 No Material Adverse Change in Financial Statements. All consolidated financial statements for Visual and its Subsidiaries delivered to Bank fairly present in all material respects Visual's consolidated financial condition and Visual's consolidated results of operations. There has not been any material deterioration in Visual's financial condition since the date of the most recent financial statements submitted to Bank.

        5.5 Solvency. Borrowers are able to pay their debts (including trade debts) as they mature.

        5.6 Regulatory Compliance. No Borrower is an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrowers have complied in all material respects with the Federal Fair Labor Standards Act. Borrowers have not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrowers' or any Subsidiary's properties or assets has been used by any Borrower or any Subsidiary or, to the best of Borrowers' knowledge, by previous Persons, in disposing, producing,



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storing, treating, or transporting any hazardous substance other than legally.
Each Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Each Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to make such declarations, notices or filings would not reasonably be expected to result in a Material Adverse Change.

        5.7 Subsidiaries. No Borrower owns any stock, partnership interest or other equity securities except for Permitted Investments.

        5.8 Full Disclosure. No representation, warranty or other statement of Borrowers in any certificate or written statement given to Bank taken together with all such certificates and written statements given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

        6       AFFIRMATIVE COVENANTS

        Borrowers shall do all of the following:

        6.1 Government Compliance. Each Borrower shall maintain its and all Subsidiaries' corporate existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrowers' business or operations. Borrowers shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrowers' business or operations or cause a Material Adverse Change.

        6.2     Financial Statements, Reports, Certificates.

                (a) Agent shall deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrowers' consolidated operations during the period, in a form acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but no later than ninety (90) days after the end of Visual's fiscal year, audited annual consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion, on the financial statements from an independent certified public accounting firm acceptable to Bank; (iii) within five (5) days of filing, copies of all statements, reports and notices made available to Visual's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened against any Borrower or any Subsidiary that could result in damages or costs to any Borrower or any Subsidiary of Two Hundred Thousand Dollars ($200,000.00) or more; (vi) within thirty (30) days after the last day of each month, aged listings of accounts receivable (by invoice date) and; (vii) other financial information Bank reasonably requests. Bank acknowledges that some of the materials provided pursuant to this Section 6.2(a) may contain non-public information ("Non-Public Information"), and Bank shall (except as provided in this Agreement): (i) keep all Non-Public Information confidential; (ii) refrain from purchasing, selling, or taking any market position with respect to Visual stock while in receipt of Non-Public Information; and (iii) take all actions required to prevent Bank employees with access to Non-Public Information from purchasing, selling, or taking any market position with respect to Visual stock while in receipt of Non-Public Information.

                (b) Within thirty (30) days after the last day of each month and within ninety (90) days after the end of Visual's fiscal year, Borrower shall deliver to Bank, with the monthly and annual financial statements, a Compliance Certificate signed by a Responsible Officer in the form of Exhibit C.



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        6.3     Inventory; Returns. Borrowers shall keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrowers and its account debtors shall follow Borrowers' customary practices as they exist at the Closing Date. Borrowers must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than Two Hundred Thousand Dollars ($200,000.00).

        6.4 Taxes. Borrowers shall make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments owing by Borrowers and shall deliver to Bank, on demand, appropriate certificates attesting to such payments.

        6.5 Insurance. Borrowers shall keep their business and the Collateral insured for risks and in amounts, as Bank requests. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Bank. All property policies shall have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies shall show the Bank as an additional insured and all policies shall provide that the insurer must give Bank at least twenty (20) days notice before canceling its policy. At Bank's request, Borrowers shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank's option, be payable to Bank on account of the Obligations. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrowers shall have the option of applying the proceeds of any casualty policy up to Twenty Five Thousand Dollars ($25,000.00), in the aggregate, toward the replacement or repair of destroyed or damaged property; provided that (i) any such replaced or repaired property (a) shall be of equal or like value as the replaced or repaired Collateral and (b) shall be deemed Collateral in which Bank has been granted a first priority security interest and
(ii) after the occurrence and during the continuation of an Event of Default all proceeds payable under such casualty policy shall, at the option of the Bank, be payable to Bank on account of the Obligations. If Borrowers fail to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and the Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Bank deems prudent.

        6.6 Bank Accounts. Borrowers shall maintain all operating accounts with the Bank including, without limitation, all depository and disbursement accounts.

        6.7     Financial Covenants.

        Borrowers shall maintain as of the last day of each month unless otherwise noted:

                (a) Quick Ratio. A ratio of Quick Assets to Current Liabilities of at least .90 to 1.0 through June 30, 2001; and ratio of Quick Assets to Current Liabilities of at least 1.0 to 1.0 thereafter.

                (b) Maximum Net Loss/Minimum Net Profit. (i) quarterly Net Losses not to exceed (A) Nineteen Million Five Hundred Thousand Dollars (19,500,000.00) for the quarter ending December 31, 2000, (B) Seven Million Two Hundred Fifty Thousand Dollars ($7,250,000.00) for the quarter ending March 31, 2001, (C) Three Million Five Hundred Thousand Dollars ($3,500,000.00) for the quarter ending June 30, 2001; (D) One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) for the quarter ending September 30, 2001; (ii) quarterly Net Profit of at least One Million Dollars ($1,000,000.00) for the quarter ending December 31, 2001; and (iii) a quarterly Net Profit of at least One Dollar ($1.00), for each quarter thereafter.

        6.8 Further Assurances. Borrowers shall execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

        7       NEGATIVE COVENANTS

        No Borrower shall do any of the following without the Bank's prior written consent:



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        7.1     Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than a Transfer (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrowers or their Subsidiaries in the ordinary course of business; (iii) of worn-out or obsolete Equipment; or (iv) technical equipment employed in the Visual Benchmark and Visual IP software hosting businesses up to an aggregate amount of $500,000.00 of such assets' book value; or (v) office furniture located at the Borrower's Sunnyvale, California, and New York, New York, locations. Notwithstanding the foregoing, the Borrowers may Transfer assets or liabilities between and among Borrower entities without the consent of the Bank, provided that no such Transfer causes a material impairment in the perfection or priority of Bank's security interest in the Collateral or in the value of such Collateral.

        7.2 Changes in Business, Ownership, Management or Business Locations. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrowers or reasonably related thereto, or have a material change in its management. Borrowers shall not, without at least thirty (30) days prior written notice to Bank, relocate its principal executive office or add any new offices or business locations, or change its state of formation or its legal name.

        7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person unless (i) a Borrower will be or will control the surviving entity, (ii) no Event of Default has occurred or is continuing or would result, either due to the passage of time or otherwise, and
(iii) no Material Adverse Change will be caused by such merger or consolidation, either due to the passage of time or otherwise.

        7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

        7.5 Encumbrance. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to Bank's first priority security interest.

        7.6 Investments; Distributions. Except as permitted by Section 7.3 above, (i) directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (ii) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except for repurchases of stock or stock options from former employees or directors of Borrowers under the terms of applicable repurchase agreements in an aggregate amount not to exceed Two Hundred Thousand Dollars ($200,000.00) in the aggregate in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases.

        7.7 Transactions with Affiliates. Directly or indirectly enter or permit any material transaction with any Affiliate, except transactions that are in the ordinary course of Borrowers' business, on terms no less favorable to Borrowers than would be obtained in an arm's length transaction with a non-affiliated Person.

        7.8 Subordinated Debt. Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt, without Bank's prior written consent.

        7.9 Compliance. Undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could have a material



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


adverse effect on Borrowers' business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

        8       EVENTS OF DEFAULT

        Any one of the following is an Event of Default:

        8.1 Payment Default. Borrowers fail to pay any of the Obligations within three (3) days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions shall be made during the cure period);

        8.2     Covenant Default. Borrowers do not perform any obligation in
Section 6 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrowers and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within ten (10) days after it occurs, or if the default cannot be cured within ten (10) days or cannot be cured after Borrowers' attempts in the ten (10) day period, and the default may be cured within a reasonable time, then Borrowers shall have additional time, (of not more than thirty (30) days) to attempt to cure the default. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions shall be made during the cure period);

        8.3     Material Adverse Change. A Material Adverse Change occurs;

        8.4 Attachment. (i) Any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days; (ii) the service of process upon the Borrower seeking to attach, by trustee or similar process any funds of the Borrower on deposit with the Bank.; (iii) any Borrower is enjoined, restrained, or prevented by court order from conducting any part of its business; (iv) a judgment or other claim becomes a Lien on a material portion of Borrowers' assets; or (v) a notice of lien, levy, or assessment is filed against a material portion of Borrowers' assets by any government agency and not paid within ten (10) days after Agent receives notice. With the exception of subsection (ii) above, these are not Events of Default if stayed or if a bond is posted pending contest by Borrowers (but no Credit Extensions shall be made during the cure period);

        8.5 Insolvency. (i) Any Borrower becomes insolvent; (ii) Any Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against any Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made before any Insolvency Proceeding is dismissed);

        8.6 Other Agreements. If there is a default in any agreement to which Borrowers are a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred Thousand Dollars ($200,000.00) or that could result in a Material Adverse Change;

        8.7 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Thousand Dollars ($200,000.00) shall be rendered against Borrowers and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

        8.8 Misrepresentations. If Borrowers or any Persons acting for Borrowers make any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any communication delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

Security Interest. If there is a material impairment in the perfection or priority of Bank's security interest in the Collateral.

        8.9 Financing Agreement. The occurrence of an event of default under the Financing Agreement.

        9       BANK'S RIGHTS AND REMEDIES

        9.1 Rights and Remedies. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

                (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

                (b) Stop advancing money or extending credit for Borrowers' benefit under this Agreement or under any other agreement between Borrowers and Bank;

                (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

                (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrowers shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrowers grant Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

                (e) Apply to the Obligations any (i) balances and deposits of Borrowers it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrowers;

                (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrowers' labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrowers' rights under all licenses and all franchise agreements inure to Bank's benefit; and

                (g)     Dispose of the Collateral according to the Code.

        9.2 Power of Attorney. Each Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, to be effective upon the occurrence and during the continuance of an Event of Default, to: (i) endorse such Borrower's name on any checks or other forms of payment or security; (ii) sign such Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors; (iii) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; (iv) make, settle, and adjust all claims under such Borrower's insurance policies; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Each Borrower hereby appoints Bank its attorney-in-fact to sign such Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank's foregoing appointment as Borrowers' attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

        9.3 Accounts Collection. In the event that an Event of Default occurs and is continuing, Bank may notify any Person owing any Borrower money of Bank's security interest in the funds and verify or collect the amount of the Account. Borrowers shall collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

        9.4 Bank Expenses. Any amounts paid by Bank as provided herein are Bank Expenses and are immediately due and payable, and shall bear interest at the then applicable rate and be secured by the Collateral. No payments by Bank shall be deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

        9.5 Bank's Liability for Collateral. So long as the Bank complies with reasonable banking practices regarding the safekeeping of collateral, the Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrowers bear all risk of loss, damage or destruction of the Collateral.

        9.6 Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

        9.7 Demand Waiver. Borrowers and Agent waive demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by Bank on which Borrowers are liable.

        10      NOTICES

        Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

        If to Agent:            Visual Networks, Inc.
                                2092 Gaither Road
                                Rockville, Maryland 20850
                                Attn: Hank Deily, Director, Treasury Operations
                                FAX: (301) 296-2303

        If to any Borrower:     c/o Visual Networks, Inc.
                                2092 Gaither Road
                                Rockville, Maryland 20850
                                Attn: Hank Deily, Director, Treasury Operations
                                FAX: (301) 296-2303

        with a copy to:         Piper Marbury Rudnick & Wolfe LLP
                                1850 Centennial Park Drive
                                Suite 610
                                Reston, Virginia 20191
                                Attention: Nancy Spangler, Esq.
                                Telephone: (703) 391-7100
                                Facsimile: (703) 390-5299

        If to Bank:             Silicon Valley Bank
                                11600 Sunrise Valley Drive, Suite 400
                                Reston, Virginia 20191
                                Attn: Michael Selfridge, Senior Vice-President
                                FAX: (703) 648-3034

        with a copy to:         Riemer & Braunstein LLP
                                Three Center Plaza
                                Boston, Massachusetts 02108
                                Attn: David A. Ephraim, Esquire
                                FAX: (617) 880-3456

        All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) two (2) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one (1) business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day deliver, or (iii) on the date on which it is sent by facsimile transmission with acknowledgment of receipt at the number to which it is required to be sent in each case to the intended recipient as set forth above.

        11      CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

        Massachusetts law governs the Loan Documents without regard to principles of conflicts of law. Borrowers and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Massachusetts; provided, however, that if for any reason Bank cannot avail itself of such courts in the Commonwealth of Massachusetts, Borrowers accept jurisdiction of the courts and venue in Santa Clara County, California.

BORROWERS AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

        12      GENERAL PROVISIONS

        12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Except as permitted in Section 7.3 above, Borrowers may not assign this Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Agent, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

        12.2 Indemnification. Each Borrower hereby indemnifies, defends and holds the Bank and its officers, employees and agents harmless against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrowers (including reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

        12.3 Right of Set-Off. Borrower and any guarantor hereby grant to Bank a lien, security interest and right of setoff as security for all Obligations to Bank (up to the amount of such Obligations), whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

        12.4 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

        12.5 Severability of Provision. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

        12.6 Amendments in Writing, Integration. All amendments to this Agreement must be in writing signed by both Bank and Borrowers. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supercede prior or contemporaneous negotiations or agreements. All prior or contemporaneous agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

        12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, are one Agreement.

        12.8 Survival. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligation of Borrowers in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

        12.9 Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Bank's subsidiaries or affiliates in connection with their present or prospective business relations with Borrowers; (ii) to prospective transferees or purchasers of any interest in the Credit Extensions; (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit; and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information. The obligation set forth in this
Section 12.9 shall survive the termination of this Agreement for a period of three (3) years from the Equipment Maturity Date.

        13      DEFINITIONS

        13.1    Definitions.

        "Accounts" are all existing and later arising accounts, contract rights, and other obligations owed Borrowers in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrowers and Borrowers' Books relating to any of the foregoing.

        "Affiliate" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

        "Bank Expenses" are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

        "Borrowers' Books" are all Borrowers' books and records including ledgers, records regarding Borrowers' assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

        "Business Day" is any day that is not a Saturday, Sunday or a day on which the Bank is closed in the Commonwealth of Massachusetts or the State of California.

        "Closing Date" is the date of this Agreement.

        "Code" is the Uniform Commercial Code as adopted in Massachusetts, as amended and in effect from time to time.

        "Collateral" is any and all collateral granted by Borrowers to Bank or arising under the Code, now, or in the future, including, without limitation, the property described on Exhibit A.

        "Committed Equipment Line" represents the Equipment Advances of up to Two Million Dollars ($2,000,000.00).

        "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

        "Copyrights" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

        "Credit Extension" is each Equipment Advance or any other extension of credit by Bank for Borrowers' benefit.

        "Current Liabilities" are the aggregate amount of Borrowers' Total Liabilities which mature within one (1) year (excluding all deferred revenue), which shall include, without limitation, all obligations and liabilities of Borrowers to Bank, including all Obligations.

        "Eligible Equipment" is (a) general purpose computer equipment, office equipment, test and laboratory equipment, assembly equipment, telephone and networking equipment, furnishings, and, subject to the limitations set forth herein, (b) Other Equipment that complies with all of Borrowers' representations and warranties to Bank and which is reasonably acceptable to Bank in all respects.

        "Equipment" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrowers have any interest. "Equipment Advance" is defined in Section 2.1.1.

        "Equipment Availability End Date" is defined in Section 2.1.1.

        "Equipment Maturity Date"shall be June 1, 2004.

        "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

        "Financing Agreement": means that certain Accounts Receivable Financing Agreement dated February 28, 2001, between Borrowers and Bank.

        "GAAP" is generally accepted accounting principles.

        "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

        "Insolvency Proceeding" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

        "Intellectual Property" is:

                (a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

                (b) Any trade secrets and any Intellectual Property Rights in computer software and computer software products now or later existing, created, acquired or held;

                (c) All design rights which may be available to Borrowers now or later created, acquired or held;

                (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

        "Inventory" is present and future inventory in which Borrowers have any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrowers, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

        "Investment" is any beneficial ownership of (including stock, partnership interest or other securities) any Person (including any subsidiary), or any loan, advance or capital contribution to any Person.

        "Lien" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

        "Loan Documents" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrowers or Guarantor, and any other present or future agreement between Borrowers and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

        "Mask Works" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

        "Material Adverse Change " is: (i) A material impairment in the perfection or priority of Bank's security interest in the Collateral or in the value of such Collateral which is not covered by adequate insurance; or (ii) Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrowers shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period.

        "Net Loss" is a reconciled amount that is calculated as the net loss of Borrowers (on a consolidated basis) as determined by GAAP, and adjusted by (i) non-cash charges including, without limitation, intangible amortization and depreciation, and (ii) non-recurring costs including, without limitation, restructuring charges and asset write-downs.

        "Net Profit" is a reconciled amount that is calculated as the net income of Borrowers (on a consolidated basis) as determined by GAAP, and adjusted by
(i) non-cash charges including, without limitation, intangible amortization and depreciation, and (ii) non-recurring costs including, without limitation, restructuring charges and intangible asset write-downs.

        "Obligations" are debts, principal, interest, Bank Expenses and other amounts Borrowers owe Bank now or later, including letters of credit (drawn and undrawn), and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrowers assigned to Bank, and including the Financing Agreement.

        "Other Equipment" is leasehold improvements, intangible property such as transferable software licenses and other similar property and soft costs approved by the Bank, including sales tax, freight and installation expenses. Unless otherwise agreed to by Bank, not more than twenty five percent (25%) of the Committed Equipment Line shall be used to finance Other Equipment.

        "Payment Date" means the first calendar day of each month commencing on the first such day after the Closing Date and ending on the Equipment Maturity Date.

        "Permitted Indebtedness" is:

                (a) Borrowers' indebtedness to Bank under this Agreement or the Loan Documents;

                (b) Indebtedness existing on the Closing Date incurred in the ordinary course of business;

                (c)     Subordinated Debt;

                (d) Indebtedness to trade creditors incurred in the ordinary course of business;

                (e)     Indebtedness secured by Permitted Liens;

                (f)     Indebtedness shown on the Schedule;

                (g)     Any Borrower intercompany indebtedness; and

                (h) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (g) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrowers or their Subsidiaries, as the case may be.

        "Permitted Investments" are:

                (a) Investments shown on the Schedule and existing on the Closing Date;

                (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any state maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue, (iv) investments made pursuant to a written investment policy acceptable to Bank in writing, and (v) any other investments administered through the Bank.

        "Permitted Liens" are:

                (a) Liens existing on the Closing Date incurred in the ordinary course of business or arising under this Agreement or other Loan Documents;

                (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrowers maintain adequate reserves on its Books, if they have no priority over any of Bank's security interests;

                (c) Purchase money Liens of up to Three Million Dollars ($3,000,000.00) in the aggregate (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment, or
        (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

                (d) Leases or subleases and non-exclusive licenses or sublicenses granted in the ordinary course of Borrowers' business, if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest;

                (e)     Liens shown on the Schedule; and

                (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (e), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

        "Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

        "Prime Rate" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

        "Quick Assets" is, on any date, the Borrowers' consolidated, unrestricted cash, cash equivalents, net billed accounts receivable determined according to GAAP.

        "Responsible Officer" is each of the Chief Executive Officer; President; Chief Financial Officer; Vice President, Finance; Director, Treasury Operations; and Controller of Agent, or of a Borrower (if appropriate).

        "Subordinated Debt" is debt incurred by Borrowers subordinated to Borrowers' debt to Bank (pursuant to a subordination agreement entered into between the Bank, the Borrowers and the subordinated creditor).

        "Subsidiary" is for any Person, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

        "Total Liabilities" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrowers' consolidated balance sheet, including all Indebtedness.

        "Trademarks" are trademark and service mark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Assignor connected with the trademarks.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

AGENT:

VISUAL NETWORKS, INC.

By:     /s/ Peter J. Minihane
        ---------------------
        Peter J. Minihane

Title:  Chief Financial Officer
        -----------------------


BORROWERS:

VISUAL NETWORKS, INC.

By:     /s/ Peter J. Minihane
        ---------------------
        Peter J. Minihane

Title:  Chief Financial Officer
        -----------------------

VISUAL NETWORKS OPERATIONS, INC.

By:     /s/ Peter J. Minihane
        ---------------------
        Peter J. Minihane

Title:  Treasurer
        ------------------

VISUAL NETWORKS INVESTMENTS, INC.

By:     /s/ Peter J. Minihane
        ---------------------
        Peter J. Minihane

Title:  Treasurer
        ------------------

VISUAL NETWORKS TECHNOLOGIES, INC.

By:     /s/ Peter J. Minihane
        ---------------------
        Peter J. Minihane

Title:  Treasurer
        ------------------

VISUAL NETWORKS OF TEXAS, L.P.,
by Visual Networks Texas Operations, Inc., its
General Partner

By:     /s/ Peter J. Minihane
        ---------------------
        Peter J. Minihane

Title:  Treasurer
        ------------------

VISUAL NETWORKS INSURANCE, INC.

By:     /s/ Peter J. Minihane
        ---------------------
        Peter J. Minihane

Title:  Treasurer
        ------------------

INVERSE NETWORK TECHNOLOGY

By:     /s/ Peter J. Minihane
        ---------------------
        Peter J. Minihane

Title:  President
        ------------------

AVESTA TECHNOLOGIES, INC.

By:     /s/ Peter J. Minihane
        ---------------------
        Peter J. Minihane

Title:  President
        ------------------


BANK:

SILICON VALLEY BANK, d/b/a
SILICON VALLEY EAST


By  /s/ David J. Reich
  -------------------------------------------------

Name:   David J. Reich
     ----------------------------------------------

Title:  SVP
      ---------------------------------------------


SILICON VALLEY BANK

By  /s/ David J. Reich
  -------------------------------------------------

Name:   David J. Reich
     ----------------------------------------------

Title:  SVP
      ---------------------------------------------
        (Signed in Santa Clara County, California)

                                    EXHIBIT A

        The Collateral consists of all of Borrower's right, title and interest in and to the following:

        All goods, equipment, inventory, contract rights, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, general intangibles, accounts, documents, instruments, chattel paper, cash, deposit accounts, fixtures, letters of credit, investment property, and financial assets, whether now owned or hereafter acquired, wherever located; and

        Any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing; and

        All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

                                    EXHIBIT B

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM
              DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., E.S.T.

TO: CENTRAL CLIENT SERVICE DIVISION                             DATE:
                                                                      --------------------------
FAX#:[ ]                                                        TIME:
                                                                      --------------------------

---------------------------------------------------------------------------------------------------
FROM:   VISUAL NETWORKS, INC., AS AGENT
     ---------------------------------------------------------------------------
                                CLIENT NAME (BORROWER)

REQUESTED BY:
             ----------------------------------------------------------------
                              AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:
                     ------------------------------------------------------

PHONE NUMBER:
             ------------------------------------------------------------

FROM ACCOUNT #                     TO ACCOUNT #
               -------------------              ------------------------------------

REQUESTED TRANSACTION TYPE                    REQUEST DOLLAR AMOUNT
--------------------------                    ---------------------


PRINCIPAL INCREASE (ADVANCE)                  $
                                               ---------------
PRINCIPAL PAYMENT (ONLY)                             $
                                                      ---------------
INTEREST PAYMENT (ONLY)                              $
                                                      ---------------
PRINCIPAL AND INTEREST (PAYMENT)              $
                                               ---------------


OTHER INSTRUCTIONS:
                    --------------------------------------------------------------------

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone request for and Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.



---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                             BANK USE ONLY
TELEPHONE REQUEST:
-----------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.


------------------------------------------------------        ---------------------------------
                  Authorized Requester                                 Phone #


------------------------------------------------------
                                                              ---------------------------------
---------------------------------------------------------------------------------------------------

                                    EXHIBIT C
                             COMPLIANCE CERTIFICATE

TO:   SILICON VALLEY BANK
FROM: VISUAL NETWORKS, INC., AS AGENT

        The undersigned Responsible Officer of VISUAL NETWORKS, INC. certifies that under the terms and conditions of the Loan and Security Agreement between Agent (for the benefit of certain "Borrowers" named therein) and Bank (the "Agreement"), (i) Borrowers are in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrowers are not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

        PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                                   REQUIRED                                     COMPLIES
------------------                                   --------                                     --------

Monthly financial statements with CC                 Monthly within 30 days                       Yes   No
Annual (CPA Audited)  with CC                        FYE within 90 days                           Yes   No

FINANCIAL COVENANT                                   REQUIRED                   ACTUAL            COMPLIES
------------------                                   --------                   ------            --------
Maintain on a Monthly Basis:

Minimum Quick Ratio (monthly)                        .90:1.0 through 6/30/01    _____:1.0         Yes   No
                                                     1.0:1.0 thereafter         _____:1.0         Yes   No

Maximum Net Loss/Profit (quarterly):                 ($*      )                 ($_________)      Yes   No

        *(i) ($19,500,000.00) for the quarter ending 12/31/00;
        *(ii) ($7,250,000.00) for the quarter ending 3/31/01;
        *(iii) ($3,500,000.00) for the quarter ending 6/30/01;
        *(iv) ($1,250,000.00) for the quarter ending 9/30/01;
        *(v) $1,000,000.00 for the quarter ending 12/31/01;
        *(vi) a quarterly net profit of $1.00 thereafter.

                                                               ----------------------------------------
COMMENTS REGARDING EXCEPTIONS:  See Attached, if any.                   BANK USE ONLY

Sincerely,                                                     Received by:
                                                                            -----------------------
                                                                                 AUTHORIZED SIGNER
-----------------------------
SIGNATURE                                                      Date:
                                                                     ------------------------------
-----------------------------
TITLE                                                          Verified:
                                                                         --------------------------
-----------------------------                                                    AUTHORIZED SIGNER
DATE
                                                               Date:
                                                                     ------------------------------
                                                               Compliance Status:      Yes     No
                                                               3
                                                               ----------------------------------------

                                  SCHEDULE 5.2

                                   COLLATERAL



1. SMARTS Claim. On October 31, 1997, a lawsuit was filed against Avesta Technologies, Inc. ("Avesta") and David Zager (a founder and, at the time, an employee of Avesta) by Systems Management ARTS Incorporated ("SMARTS") in the United States District Court for the Southern District of New York, alleging unfair competition, unjust enrichment and that Avesta and Mr. Zager infringed two patents held by SMARTS. The complaint also alleges interference with contractual relations against Avesta, as well as a claim of breach of contract against Mr. Zager. Avesta answered the complaint, denying all allegations, and also asserted counterclaims against SMARTS for patent misuse, unfair competition, interference with business and patent invalidity.

2. eWatcher Challenge. AverStar, Inc. ("AverStar") sent a letter dated August 24, 1999 advising Avesta of AverStar's belief that it has superior rights to the eWatcher mark. AverStar has filed a competing trademark application for the mark in the U.S. Patent and Trademark Office.

                                  SCHEDULE 5.3

                                   LITIGATION



1. SMARTS Litigation. On October 31, 1997, a lawsuit was filed against Avesta Technologies, Inc. ("Avesta") and David Zager (a founder and, at the time, an employee of Avesta) by Systems Management ARTS Incorporated ("SMARTS") in the United States District Court for the Southern District of New York, alleging unfair competition, unjust enrichment and that Avesta and Mr. Zager infringed two patents held by SMARTS. The complaint also alleges interference with contractual relations against Avesta, as well as a claim of breach of contract against Mr. Zager. Avesta answered the complaint, denying all allegations, and also asserted counterclaims against SMARTS for patent misuse, unfair competition, interference with business and patent invalidity.


2. Shareholders Litigation. In July 2000, several purported class action complaints were filed against Visual Networks, Inc. ("Visual") and Scott E. Stouffer, Chairman and CEO of Visual, in the United States District Court for the District of Maryland. The complaints allege that between February 7, 2000 and August 23, 2000, the defendants made false and misleading statements and omissions that had the effect of inflating the market price of Visual's common stock in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. The complaints do not specify the amount of damages sought.


3. Sexual Discrimination. In January 2001, a claim was filed in the Reading (United Kingdom) Employment Tribunal by a former employee alleging that she was dismissed as the result of sexual discrimination and seeking monetary compensation. The amount is not identified. The Company believes that the claim has no merit and intends to strongly defend itself against this claim.

                                  SCHEDULE 7.4

                             PERMITTED INDEBTEDNESS



The Standby Letter of Credit issued by Silicon Valley Bank on December 12, 2000 in the amount of $5,000,000 for the benefit of Celestica Corporation.

                                  SCHEDULE 7.5

                                 PERMITTED LIENS



Existing warehouse liens, or warehouse liens that may be created in the future, that are junior and subordinate to any liens created in favor of Silicon Valley Bank. Notwithstanding the foregoing, such liens may permit a storage facility to sell assets to the extent necessary to satisfy outstanding overdue storage fees.

                                  SCHEDULE 7.6

                              PERMITTED INVESTMENTS



1. Investments in the following marketable securities pursuant to Visual's Investment Objectives and Guidelines dated March 1998:

        U. S. Treasury Bills, Notes, Bonds and Strips: Issued and guaranteed by the U.S. Government.

        Federal Agencies: Government National Mortgage Association (GNMA), Tennessee Valley Authority (TVA), and World Bank.

        Government Sponsored Enterprises: Federal National Mortgage Association
        (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), and Student Loan Marketing Association (SLMA).

        Money Markets: Taxable and/or tax-exempt issues rated A1/P1 or better as defined by Standard & Poor's and/or Moody's.

        Mortgage Backed Securities: Participation certificates and pass-through certificates of Government National Mortgage Association (GNMA), Federal Home Loan Mortgage Corporation (FHLMC) and Federal National Mortgage Association (FNMA).

        Repurchase Agreements: Backed by U.S. Treasury obligations pledged as collateral and delivered to a third party custodian for safekeeping. The value of underlying repurchase collateral must be equal to or exceed 102% of the principal and interest amount of the investment at initiation. Repurchase Agreements should be limited to maturities of less than one week.

        Tax Advantage Debt Instruments: Issued by state governmental entities rated AAA by Standard & Poor's. No more than 5% of the Portfolio shall be invested in the securities of any issuer.

        Commingled (pooled) Funds: Short-term money market investment funds consisting of the Eligible Securities described above and managed by (1) a sponsor with a family of funds with assets in excess of $10 billion, or (2) a federal or state chartered bank with assets of at least $100 billion and total stockholders equity of at least $10 billion.

2       Investments in /advances to Visual's joint venture, End-to-End Germany, a private start-up company that will offer products and complete solutions for monitoring and managing networks. HypoVereinsbank, the second largest German commercial bank, owns 60% of the joint venture and Visual owns 30%. The remaining 10% is reserved for management.

3. Investments in Goldman Sachs Financial Square Trust Money Market Fund (portfolio account 026263525.)

4. An investment in Quadrian Holdings, Inc. preferred stock received by Avesta Technologies, Inc. in 1998 in exchange for a license of certain technology rights.

5.      Investments made as of the Closing Date in any of the following
Affiliates:

-   VISUAL NETWORKS OPERATIONS, INC. (Delaware)
-   VISUAL NETWORKS OF TEXAS, L. P. (Texas)
-   VISUAL NETWORKS PROTECTION, INC. (Vermont)
-   VISUAL NETWORKS INSURANCE, INC. (Vermont)
-   VISUAL NETWORKS INTERNATIONAL OPERATIONS, INC. (Delaware)
-   VISUAL NETWORKS, LTD. (Bermuda)
-   VISUAL NETWORKS TECHNOLOGIES, INC. (California)
-   VISUAL NETWORKS INVESTMENTS, INC. (California)
-   VISUAL NETWORKS TEXAS OPERATIONS, INC. (Delaware)
-   NET2NET, LLC (Delaware)
-   INVERSE NETWORK TECHNOLOGY (California)
-   AVESTA TECHNOLOGIES, INC. (Delaware)
-   AVESTA TECHNOLOGIES CANADA, INC. (Ontario, Canada)
-   AVESTA TECHNOLOGIES PTE. LTD. (Singapore)